Lakeland
INDUSTRIES, INC


                                                     Exhibit 99.1

                                     711-2 Koehler Avenue - Ronkonkoma, NY 11779
                                               (631) 981-9700 - www.lakeland.com
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        Lakeland Industries to Host Conference Call on September 10, 2004
                                at 10:00 A.M. EDT

RONKONKOMA, NY -- September 9, 2004 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing, will host a conference call to discuss its financial results for the second quarter ended July 31, 2004 on Friday, September 10, 2004 at 10:00 AM (EDT).

The call will be hosted by Christopher J. Ryan, Lakeland's President and CEO. Investors can listen to the call by dialing (800) 921-9431 (Domestic) or (973) 582-2703 (International) or logging onto:

Live
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Real Player Conference Stream Link:        Windows Media Conference Stream Link:
http://tinyurl.com/7xmup                   http://tinyurl.com/5wvjt
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Archived
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Real Player Conference Stream Link:        Windows Media Conference Stream Link:
http://tinyurl.com/6lrp5                   http://tinyurl.com/3mcye
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Besides holding a question and answer session, Mr. Ryan will also discuss the following topics:

1. Calculation of earnings per share as it will affect the third and fourth quarter and full-year results.

     Management guidance of $1.50 to $1.60 prior to the June 18, 2004 public offering based on the then outstanding number of shares or 3,280,135 shares x $1.50 to $1.60 equals $4.9 million to $5.2 million. As of July 31, 2004, the Company earned $2,567,965; therefore management still feels its guidance given in June is appropriate. For the third quarter ended December 31, 2004, there will be 3,899,932 shares outstanding and for the year ending January 31, 2005 there will be 4,065,170 shares outstanding for earnings per share calculations. Exact fully diluted shares outstanding for future quarters cannot be estimated since the closing price of the stock on the last day of the reported quarter is needed to compute the outstanding option shares to be added to the actual shares outstanding at that quarter end.

2. Calculation of Minority Interest in Net Income of Variable Interest Entities pursuant to FASB Interpretation #46.

     The Company receives financial statements from the accountant for the two related party partnerships that lease real estate to the Company at the end of the Company's fiscal quarter. Lakeland records any cash, fixed assets, net (land and buildings) and a minority interest liability that is equal to the partnerships retained earnings. In the income statement, this is basically a reclassification of rent expenses from these two related party partnerships G&A to minority interest in net income of variable interest entities, which is a wash with no profit and loss effect. Thus this FIN #46 consolidation for the quarter adds cash of $60,000, property of $1.2 million and a minority interest liability of $1.2 million to the balance sheet. The only impact on the profit and loss is to reclassify 294,000 in expenses from the G&A to the minority interest line. There is no impact on earnings per share.

About Lakeland Industries, Inc.:

Among leading companies designing and manufacturing protective garments for industry, municipalities, and the burgeoning healthcare field, Lakeland Industries' products have established and maintained their global reputation for overall quality. Indeed, our products have long been recognized as the field's gold standard for quality - that essential, expected and deserved constituent of any protective wear.

For more information concerning Lakeland, please visit us at: www.lakeland.com
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For those not able to participate on the call please contact Investor Relations:
Mike Frank at 201-659-0101 or mike@mikefrankassociates.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding Lakeland Industries, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.